                ASSIGNMENT, ASSUMPTION AND FORBEARANCE AGREEMENT
                ------------------------------------------------


         This Assignment, Assumption and Forbearance Agreement (this "Agreement"), dated as of October 20, 2000 is entered into by IMATEC LTD., a Delaware Corporation ("Imatec") and SEQUEL ACQUISITION CORPORATION, a Delaware Corporation and wholly owned subsidiary of Imatec ("SAC" and together with Imatec "Assignees"), SEQUEL TECHNOLOGY CORPORATION, a Washington Corporation ("Assignor"), and IMPERIAL BANK ("Bank"). (Bank, Assignor, and Assignees may collectively be referred to hereinafter as "Parties.")

                                    RECITALS
                                    --------

         A. Assignor and the Bank have entered into that certain Loan and Security Agreement dated as of July 10, 1997 which has been amended five times ("Loan Agreement") together with that Collateral Assignment, Patent Mortgage and Security Agreement of the same date, and the Warrant to Purchase Stock issued as of March 8, 1999 and all government filings to perfect the Bank's security interests in Collateral, and all other documents, amendments or modifications entered into or prepared in connection with these documents (collectively the "Loan Documents") pursuant to which the Bank made a loan to the Borrower. Capitalized terms used herein and not defined shall have the meanings assigned to such terms in the Loan Documents. True and complete copies of the Loan Agreement, Collateral Assignment, Patent Mortgage and Security Agreement and Warrant to Purchase Stock have been furnished by Assignor to Assignees and by this reference are incorporated herein.

         B. Bank has a fully perfected security interest in its Collateral, which consists of substantially all of Assignor's assets.

                  (a) The principal amount of the Loans on the date hereof is SEVEN HUNDRED FIFTY-TWO THOUSAND NINE HUNDRED THIRTY DOLLARS AND FORTY CENTS ($752,930.40). ASSIGNOR IS IN DEFAULT WITH RESPECT TO ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS ON VARIOUS GROUNDS, INCLUDING WITHOUT LIMITATION THE MATURITY OF THE LOANS ON JANUARY 5, 2000, WHICH DEFAULTS HAVE NOT HERETOFORE BEEN CURED BY ASSIGNOR OR WAIVED BY BANK, AND BANK HAS NO DUTY TO ADVANCE ANY FUNDS WHATSOEVER UNDER THE LOAN DOCUMENTS OR OTHERWISE.

         C. Assignees desire to acquire substantially all of the assets of Assignor (the "Assets").

         D. Assignees have reviewed the Loan Documents and all other documents relating to Assignor's relationship with Bank and the amounts due Bank by Assignor. Assignees have had a full opportunity to inquire of Bank of any and all matters relating to the amounts due the Bank under the Loan Documents.

         E. In connection with the foregoing, Assignor desires to assign all its rights and obligations under the Loan Documents (the "Assigned Agreements") to Assignees and Assignees desire to assume and accept all of Assignor's rights and obligations under the Assigned Agreements on the terms and conditions set forth below.

         F. Assignees and Assignor want Bank to consent to the assignment described in "D" above.

         Accordingly, the Parties hereto agree as follows:

                                   AGREEMENT
                                   ---------

         Section 1. Recitals. Assignor and Assignees (Assignees and Assignor may hereafter be collectively referred to as "Obligors") agree, represent, and warrant that the forgoing Recitals are true and correct.

         Section 2. Assignment. Assignor hereby assigns and transfers to Assignees all of Assignor's obligations under, and right, title and interest in, the Assigned Agreements, provided that Assignor shall remain jointly and severally liable with Assignees with respect thereto following such assignment, except as provided in Section 10(b) hereof.

         Section 3. Assumption and Acceptance. Assignees hereby accept the aforementioned assignment and hereby assume the rights and obligations under, and agree to be bound by, the Assigned Agreements, provided that Assignor shall remain jointly and severally liable with Assignees with respect thereto, except as provided in Section 10(b) hereof.

         Section 4. Consent by Bank. Bank hereby consents, on and pursuant to the terms of this Agreement, to (i) the assignment to and assumption by Assignees of the Loan and the Loan Documents and (ii) the transactions contemplated by the Transaction Documents referred to below, provided, however, that notwithstanding any term of the Transaction Documents to the effect that the Assets will be purchased by Assignees "free and clear" of all Liens, the Collateral and any other Assets shall be acquired by Assignees subject to the Liens in favor of Bank pursuant to the Loan Documents.

         Section 5. Representations and Warranties of Assignor. Assignor represents and warrants for the benefit of Assignees and the Bank as set forth below.

                  (a) Assignor is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington.

                  (b) The execution, delivery and performance by the Assignor of this Agreement and any other agreements or documents executed in connection herewith (including, but not limited to the Asset Purchase Agreement dated as of May 26, 2000 and all documents related thereto) (collectively, the "Transaction Documents") to which it is a party are within Assignor's corporate powers, have been duly authorized by all necessary corporate action and do not contravene (i) Assignor's charter documents or bylaws, or (ii) any applicable governmental rule or contractual restriction binding on or affecting Assignor.

                  (c) No governmental action is required for the due execution, delivery or performance by Assignor of this Agreement or the Transaction Documents, or the due performance by Assignor of the Loan Documents.

                  (d) Each Transaction Document to which Assignor is a party is a legal, valid and binding obligation of Assignor enforceable against Assignor in accordance with its terms. Following the effectiveness of this Agreement, each Loan Document will remain the legal, valid and binding obligation of Assignor enforceable against Assignor in accordance with its terms.

                  (e) There is no pending or, to the best knowledge of Assignor, threatened action or proceeding affecting Assignor or any of its subsidiaries before any governmental person or arbitrator that may materially and adversely affect the financial condition or operations of Assignor or any such subsidiary or that purports to affect the legality, validity or enforceability of any Loan Document or Transaction Document.

                  (f) All representations and warranties contained in the Loan Documents are true and correct as of the date of this Agreement, except for the representations and warranties contained in Section 7(g)(ii) of the Loan Agreement.

                  (g) All of the Loan Documents are in full force and effect, Assignor has no defenses to or rights of offset against any of its obligations thereunder, Bank has performed all of its obligations thereunder to this date, and Borrower has no claims against Bank in connection with the Loans, the Loan Documents, or Bank's dealings with Borrower or its shareholders.

                  (h) Assignor is entering into all of the transactions described in this Agreement in good faith, following arms-length negotiations, and without an intent to hinder, delay or defraud any of its creditors. Assignor believes that will receive reasonably equivalent value in exchange for its transfer of the Assets and incurrence of its obligations hereunder.

         Section 6. Representations and Warranties of Assignees. Assignees represent and warrant for the benefit of Assignor and the Bank as set forth below.

                  (a) Assignees are corporations duly organized, validly existing and in good standing under the laws of the State of Delaware.

                  (b) The execution, delivery and performance by the Assignees of this Agreement, the Loan Documents, and each Transaction Document to which either is a party are within Assignees' corporate powers, have been duly authorized by all necessary corporate action and do not contravene (i) Assignees' charter documents or bylaws, or (ii) any applicable governmental rule or contractual restriction binding on or affecting Assignees.

                  (c) No governmental action is required for the due execution, delivery or performance by Assignees of this Agreement or any Transaction Document to which either is a party, or the due performance by Assignees of any Loan Document to which either shall be, upon the effectiveness of this Agreement, a party.

                  (d) Each Transaction Document to which Assignees are a party, and each Loan Document, to which Assignees shall be, upon the effectiveness of this Agreement, a party, is a legal, valid and binding obligation of Assignees enforceable against Assignees in accordance with its terms.

                  (e) Except for the Apple Litigation (as hereinafter defined), there is no pending or, to the best knowledge of Assignees, threatened action or proceeding affecting Assignees or any of their respective subsidiaries before any governmental person or arbitrator that may materially and adversely affect the financial condition or operations of Assignees or any such subsidiary or that purports to affect the legality, validity or enforceability of any Transaction Document or Loan Document. Assignees have provided Bank an accurate and materially complete description of all litigation (including any and all arbitration proceedings, appeals, administrative proceedings, and other similar actions or proceedings) between Imatec and Apple Computers (collectively, the "Apple Litigation").

                  (f) Assignees have filed all federal, state and local income tax returns required to have been filed thereby and have paid all taxes, assessments, charges and other amounts due thereunder, except to the extent disputed by appropriate proceedings diligently pursued and to the extent that appropriate reserves are being maintained with respect to any amounts so disputed.

                  (g) As of the date of this Agreement, Assignees do hereby make all of the representations and warranties contained in the Loan Documents and confirm that the same are true and correct as applied to Assignees, except for the representations and warranties contained in Section 7(g)(ii) of the Loan Agreement.

                  (h) Assignees contemplate that the assets of Assignor will first be transferred to SAC and then transferred to Imatec. Assignees represent and warrant that Bank shall maintain its first priority, fully perfected security interest in its Collateral at all times when the Collateral is transferred to Assignees.

                  (i) Assignees are entering into all of the transactions described in this Agreement in good faith, following arms-length negotiations, and without an intent to hinder, delay or defraud any of their creditors. Each of Assignees believe that it will receive reasonably equivalent value in exchange for its purchase of the Assets, its assumption of the Loan and Loan Documents, and incurrence of its obligations hereunder.

                  (j) Notwithstanding any term of the Loan Documents to the contrary, Bank agrees that the "Patents, Trademarks, Et Cetera Assigned to Dr. Hanoch Shalit" and set forth on Schedule 6(i) hereto shall not be subject to Bank's Lien.

         Section 7. Forbearance of Enforcement and Modification of the Loan Documents. Subject to satisfaction of the "Continuing Conditions Precedent" set forth in Section 9 hereof, Bank agrees as follows:

                  (a) To forbear from exercising its rights under the Loan Documents, and on account of the continuing Events of Default thereunder, to:

                  (i) take possession of or foreclose, sell or otherwise dispose of any of the Collateral;

                  (ii)     commence suit on the Loans;

                  (iii) petition for the appointment of a receiver or trustee for Borrower or its assets; or

                  (iv) institute a bankruptcy, reorganization, liquidation, insolvency or other similar proceeding against Borrower,

provided, however, that nothing contained herein shall prevent the Bank from taking any action it may deem necessary in good faith to protect the Collateral against loss, dissipation or waste. The forbearances contained herein are specific as to content and time, and do not waive any rights or remedies that Bank may have as a result of Assignor's Events of Default or any other breaches or violations past, present, or future of the Loan Documents or any other agreement between Obligors and Bank, and Bank reserves all rights, powers and remedies available to it.

                  (b) To extend the Facility-A Maturity Date and the Facility-B Maturity Date to October 15, 2001 (the "Extended Maturity Date").

                  (c) To waive its right, for the period from the date hereof through the Extended Maturity Date, to collect interest on the Loan at a rate per annum in excess of two and one-half percent (2.5%) per annum in excess of the Prime Rate.

                  (d) To waive its right to the $25,000 fee described in "Amendment #5 to the Loan and Security Agreement" dated December 27, 1999 included in the Loan Documents.

         Section 8. Warrant. Imatec agrees to issue to Bank and, subject to satisfaction of the "Initial Conditions Precedent" set forth in Section 9 hereof, Bank agrees to accept from Imatec a warrant to purchase 376,465 shares of Imatec common stock (the "Imatec Warrant"). The Imatec Warrant shall be on Bank's usual form (which shall include, among other things, a net exercise provision and anti-dilution protection) and shall have a seven (7) year maturity. In consideration for the Imatec Warrant, Bank agrees to cancel the warrants previously issued to it by Assignor and waive and release the approximately $93,000 in fees and approximately $36,000 of penalty interest owed to Bank under the Loan Documents as of the date hereof.

         Section 9.  Conditions Precedent.
                     --------------------

                  (a) Initial Conditions Precedent. This Agreement shall not be binding on Bank unless each of the following conditions precedent shall be satisfied:

                  (i) Bank shall have received a $60,000 payment from a third party that is not "insolvent" (as such term is defined in Section 101(32) of the U.S. Bankruptcy Code, 11 U.S.C. Sec. 101 et seq. (the "Bankruptcy Code")), which payment shall be applied by Bank first to non-penalty interest and then to the principal amount of the Loan.

                  (ii) All Parties hereto shall have executed and delivered this Agreement on or before October 20, 2000, or such later date as Bank may agree in writing.

                  (iii) Imatec shall pay $3,000 of Bank's unpaid legal fees and costs relating to this Agreement and the Loans and accrued through the date hereof (regardless of when such fees and costs may be billed to Bank). Such legal fees and costs shall not exceed $17,000.00 and are referred to in this Agreement as the "Accrued Legal Fees".

                  (b) Continuing Conditions Precedent. This Agreement shall cease to be binding on Bank if any of the following continuing conditions precedent shall not be satisfied:

                  (i) On the first day of each month, commencing January 1, 2001 and until the Loans are paid in full, Assignees shall pay Bank $35,000. Such payments shall be applied first to accrued unpaid interest on the Loans, calculated at a variable rate per annum equal to two and one-half percent (2.5%) per annum in excess of the Prime Rate, and second to the Bank's costs and expenses and the principal amount of the Loans.

                  (ii) Within five (5) days after the date on which Obligors close any equity or secondary offering of securities that occurs after the date hereof (and until the Loans are paid in full), Assignees shall pay Bank an amount calculated on the following basis:


         ------------------------------------ -----------------------------------------------------------
         Aggregate Amount of Financings:      Amount to be Paid to Bank:
         ------------------------------------ -----------------------------------------------------------
         $1 to $849,999                       All unpaid Accrued Legal Fees
         ------------------------------------ -----------------------------------------------------------
         $850,000 to $1,249,999               All unpaid Accrued Legal Fees plus 7% of the Aggregate
                                              Amount of Financings in excess of $850,000
         ------------------------------------ -----------------------------------------------------------
         $1,250,000 to $1,999,999             All unpaid Accrued Legal Fees plus $110,000
         ------------------------------------ -----------------------------------------------------------
         $2,000,000 to $2,999,999             All unpaid Accrued Legal Fees plus $145,000
         ------------------------------------ -----------------------------------------------------------
         $3,000,000 or More                   All unpaid Accrued Legal Fees plus $175,000 plus 10% of
                                              the Aggregate Amount of Financings in excess of $3,000,000
         ------------------------------------ -----------------------------------------------------------


         For purposes of the left column of the foregoing table, all equity and/or secondary offerings of securities that occur after the date hereof shall be aggregated, and the phrase "equity and/or secondary offerings of securities" shall be broadly construed. For purposes of the right column of the foregoing table, all amounts previously paid to Bank shall be credited against the indicated "Amount to be Paid to Bank". For example, if Obligors close a financing for $500,000 and then close a second financing for an additional $1,600,000, then Borrower shall pay Bank (A) all unpaid Accrued Legal Fees within five days after the first financing and (B) $145,000 within five days after the second financing (based on the $2,100,000 aggregate amount of such financings).

                  (iii) As additional security for the Loans, Assignees shall grant Bank a first priority Lien on all of their assets now owned or hereafter acquired, including but not limited to: accounts receivable, inventory, and equipment; all registered and unregistered patents, licenses, trademarks, copyrights; all intellectual property; and any other general intangibles. Such Lien shall be pursuant to one or more new security agreements on Bank's usual form(s), which shall be executed as soon as possible, and in any event within seven (7) days following the date hereof.

                  (iv) If so requested by Bank, all of Obligors' unregistered Copyrights, Patents, Trademarks or other registerable intangibles shall be filed or registered with the appropriate federal agencies within four weeks after such request by Bank. Obligors and Bank legal counsel will coordinate efforts to cause Bank's Lien on such intellectual property to be fully perfected and enforceable at the appropriate federal agencies.

                  (v) Obligors shall timely execute (and in any event within two (2) business days of being requested by Bank to do so) all UCC-1's and UCC-2's requested by Bank at any time and from time to time and in form and substance satisfactory to Bank. Obligors also shall cause Bank's interest in applicable Collateral to be recorded with the Patent & Trademark Office or Copyright Office as applicable.

                  (vi) Obligors shall at all times from and after January 1, 2001 maintain their primary bank and transaction accounts at Bank.

                  (vii) Imatec shall submit or provide to Bank: (A) monthly P/L, balance sheet, cash flow information, and monthly agings of accounts receivable and accounts payable (all such monthly financial information to be supplied within 30 days after the end of each month), together with any other information that Bank may reasonably request from time to time; (B) a Compliance Certificate (within 30 days after the end of each month); and (C) unqualified (except for any qualification for Imatec being a "going concern") audited financial statements must be submitted (within 90 days after each fiscal year end).

                  (viii)   [Intentionally omitted]

                  (ix) The absence of any of the following relating to each of the Obligors or any of their assets: (A) an assignment for the benefit of creditors; (B) the appointment of a trustee or receiver; (C) the commencement of any voluntary or involuntary bankruptcy, reorganization, liquidation, insolvency or dissolution proceedings; (D) any execution or writ of process shall be issued under any action or proceeding whereby any of the Collateral may be taken or restrained; or
         (E) any Obligor shall consent to any of the foregoing, whether or not instituted or commenced. but not limited to all legal, escrow and collateral audit examination fees.

                  (x) Bank shall not deem itself insecure. Bank shall be entitled to deem itself insecure if any event occurs, fails to occur, or is threatened, or if a condition exists or is threatened, that significantly impairs or would significantly impair the value of the Collateral, including without limitation the failure of Assignees from and after November 1, 2000 to maintain insurance on the Collateral in accordance with the Agreement to Provide Insurance dated as of July 10, 1997.

                  (xi) Assignees shall pay all remaining amounts due and owing Bank under the Loan Documents on or before the Extended Maturity Date.

Provided, however, that the breach of any of such continuing conditions precedent shall not effect a rescission of this Agreement.

         Section 10. Releases.
                     --------

                  (a) Release of Bank by Obligors. As a material inducement to Bank's decision to grant the above forbearances, Obligors, their affiliates, and their respective owners, stockholders, predecessors, successors, assigns, agents, directors, officers, employees, representatives, and attorneys (the "Releasing Parties") hereby release and forever discharge Bank, its affiliates, and their respective owners, stockholders, predecessors, successors, assigns, agents, directors, officers, employees, representatives, and attorneys (the "Released Parties") from, any and all claims, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses of any nature whatsoever, known or unknown, suspected or unsuspected, which the Releasing Parties at any time may have, own or hold, or claim resulting from any action or omission by such person in connection with or relating to the Loans prior to the signing of this Agreement.

         The Releasing Parties agree and acknowledge that they are familiar with
Section 1542 of the California Civil Code, which reads as follows:

                  "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

The Releasing Parties hereby abandon, release, waive and relinquish all of the rights and benefits which they have, or may have, under Section 1542 of the California Civil Code, as well as any similar rights and benefits which it has by virtue of any similar statute or rule of law in any other state of the United States.

                  (b) Release of Assignor by Bank. Bank hereby agrees that Assignor shall be immediately and fully released from all obligations under the Assigned Agreements, as if Assignor had paid in full all money owed to Bank with respect thereto, upon the effectiveness (for all purposes and as between the Parties and all other persons (including any person that obtains the status of a bona fide purchaser, whether or not such a person exists)) of (i) the transfer of all of Assignor's property to Assignees and (ii) the perfection of Bank's security interest in the Collateral in the hands of Assignees (to the extent Bank's security interest in the Collateral is not already or automatically perfected in the hands of Assignees) with the same priority as Bank's security interest in the Collateral in the hands of Assignor. The release by Bank is a release in personam only, and not in rem.

         Section 11. Revival of Obligations. If Bank is compelled to return (pursuant to 11 U.S.C. ss.ss. 544, 547, 548, 550 or any other provision of the Bankruptcy Code or other applicable state or federal law) to a bankruptcy trustee, debtor-in-possession, receiver, trustee, liquidator, or other similar person, or to any other creditor(s) of any Obligor, any payments received from Obligor, then Obligors shall be liable to Bank for the amount returned, with interest at the rate of two percent (2%) per month, and all of the obligations of Obligors under the Loan Documents shall be revived and reinstated as though the amount returned had never been paid to Bank, except that no interest shall accrue on such amount while it was held by Bank.

         Section 12. Miscellaneous Provisions.
                     ------------------------

                  (a) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and assigns; provided, however, that the foregoing shall not authorize any assignment by Obligors of their rights or duties hereunder.

                  (b) Applicable Law. This Agreement shall be deemed to have been made in the State of California and the validity, construction, and interpretation and enforcement hereof, and the rights of the parties hereto, shall be determined under, governed by, and construed in accordance with the internal laws of the State of California, without regard to the principles of conflicts of law.

                  (c) Integration. This Agreement the Loan Documents and any documents executed in connection herewith or therewith or pursuant hereto or thereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, offers and negotiations, oral or written, with respect thereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Agreement; except that any financing statements or other agreements or instruments filed by Bank with respect to the Loan Documents shall remain in full force and effect.

                  (d) Course of Dealing; Waivers. No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Bank's failure at any time to require strict performance by Obligors of any provision shall not affect any right of Bank thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Bank.

                  (e) Time is of the Essence. Time is of the essence as to each and every term and provision of this Agreement and the other Loan Documents.

                  (f) Counterparts. This Agreement may be signed in counterparts and all of such counterparts when properly executed by the appropriate parties thereto together shall serve as a fully executed document, binding upon the parties.

                  (g) Legal Effect. The Loan Documents remain in full force and effect. If any provision of this Agreement conflicts with applicable law, such provision shall be deemed severed from this Agreement, and the balance of this Agreement shall remain in full force and effect.

                  (h) Waiver of Jury. Bank and Obligors acknowledge and agree that the time and expense required for trial by jury exceed the time and expense required for a bench trial and hereby waive, to the extent permitted by law, trial by jury of any claim or cause of action based upon, related to or arising out of the transactions contemplated by the loan agreement, including contract claims, tort claims, breach of duty claims, and all other common law or statutory claims. Each party recognizes and agrees that the foregoing waiver constitutes a material inducement for it to enter into this agreement. Each party represents and warrants that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel.

                  (i) Assignment and Indemnity. Obligors consent to Bank's assignment of all or any part of Bank's rights under this Agreement and the Loan Documents. Obligors shall indemnify and defend and hold Bank and any assignee of Bank's interests harmless from any actions, costs, losses or expenses (including attorneys' fees) arising out of such assignment, this Agreement and the Loan Documents.

                  (j) Power of Attorney. Obligors confirm that the irrevocable power of attorney granted in the Loan Documents remains in full force and effect as to Obligors.

                  (k) Receipt and Application of Payments. All payments hereunder and under the Loan Agreement may, at Bank's option, first be applied against Bank Expenses and accrued and unpaid interest, and the balance against the principal portion of the Existing Indebtedness in reverse order of maturity, all in Bank's sole and absolute discretion. Acceptance by Bank of any payment in an amount less than the amount then due shall be deemed an acceptance on account only, and the failure to pay the entire amount then due shall be, and continue to be, an Event of Default pursuant to this Agreement and/or the Loan Documents, and at any time thereafter and until the entire amount then due has been paid, Bank shall be entitled to exercise all rights conferred upon it herein, or in the Loan Agreement, or hereunder, upon the occurrence of an Event of Default. To the extent that Bank receives any payment or benefit and such payment or benefit, or any part thereof, is required to be repaid to a trustee, receiver, or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then to the extent of such payment or benefit, the Existing Indebtedness, or any part thereof intended to be satisfied, shall be revived and continued in full force and effect as if such payment or benefit had not been made, shall accrue interest at the highest rate applicable to any portion thereof, shall be secured by the Collateral and payable on demand.

                  (l)      Bank Expenses. Subject to the limitation in
Section 9(a)(iii) hereof on the amount of Bank's Accrued Legal Expenses, Assignees shall reimburse Bank for all expenses incurred by Bank, at any time on, before or after the date hereof in connection with (i) preparing and negotiating this Agreement; (ii) protecting Bank's security interests and liens in the Collateral; and (iii) any matters contemplated by or arising out of this Agreement or the Loan Agreement including, by way of illustration only, any action taken (a) to commence, prosecute, defend or intervene in any litigation (adversary proceeding or otherwise) or to file a petition, complaint, answer, motion or other pleadings; (b) to take any other action in or with respect to any suit, case, motion, appeal or proceeding (bankruptcy or otherwise); (c) to draft documents in connection with any of the foregoing or in connection with any proposed modification or amendment of this Agreement or the Loan Agreement, or any proposed waiver, extension or refinance of the Existing Debt, including, but not limited to, all outside counsel fees incurred by Bank in connection with the preparation and negotiation of this Agreement and the Loan Agreement; (d) to protect, collect, lease, sell, take possession of or liquidate any of the Collateral or assets of Obligors; (e) to attempt to enforce any rights of Bank to collect any part of the Existing Indebtedness; or (f) any matter relating to the ongoing administration of this Agreement or the Loan Agreement (collectively "Bank Expenses"). Bank Expenses shall also include all expenditures by Bank, including payment made by Bank for taxes; insurance; assessments; costs or expenses which Obligors are required to pay under this Agreement or the Loan Agreement, but fail to pay; inside and outside counsel fees and any expenses, costs and charges relating to such expenditures (including, without limitation, all fees of legal assistants and other staff employed by such attorneys); and all other expenses of any kind whatsoever incurred by Bank in connection with administration of this Agreement and the Loan Agreement, whether such expenditures, fees and expenses are incurred before, after, or in connection with the commencement of a case or proceeding under the Bankruptcy Code (or any other state or federal law providing for the liquidation or reorganization of debtors or their assets), including any actions taken in connection with cash collateral orders, motions for relief from any stays, preparation for any objections to plans of reorganization and any other negotiations, actions or appeals entered into, taken or made in connection with the reorganization, bankruptcy or liquidation of Obligors or the Collateral. With respect to Bank Expenses prior to the execution of this Agreement, such amounts shall be paid within five (5) days of presentment by Bank. With respect to all other Bank Expenses owing by Obligors to Bank, such amounts shall be paid within ten (10) days of Obligors' receipt of notice from Bank of the existence and amount of such Bank Expenses.

                  (m)      Judicial Reference.
                           ------------------

                  (i) Other than (a) nonjudicial foreclosure and all matters in connection therewith regarding security interests in real or personal property, or (b) the appointment of a receiver, or the exercise of other provisional remedies (any and all of which may be initiated pursuant to applicable law), each controversy, dispute or claim between the Parties arising out of or relating to this Agreement, which controversy, dispute or claim is not settled in writing within thirty (30) days after the "Claim Date" (defined as the date on which a party subject to this Agreement gives written notice to all other parties that a controversy, dispute or claim exists), will be settled by a reference proceeding in California in accordance with the provisions of Section 638 et seq. of the California Code of Civil Procedure, or their successor section ("CCP"), which shall constitute the exclusive remedy for the settlement of any controversy, dispute or claim concerning this Agreement, including whether such controversy, dispute or claim is subject to the reference proceeding and except as set forth above, the parties waive their rights to initiate any legal proceedings against each other in any court or jurisdiction other than Santa Clara County (the "Court"). The referee shall be a retired Judge of the Court selected by mutual agreement of the parties, and if they cannot so agree within forty-five (45) days after the Claim Date, the referee shall be promptly selected by the Presiding Judge of the Court (or his representative). The referee shall be appointed to sit as a temporary judge, with all of the powers for a temporary judge, as authorized by law, and upon selection should take and subscribe to the oath of office as provided for in Rule 244 of the California Rules of the Court (or any subsequently enacted Rule). Each party shall have one peremptory challenge pursuant to CCPss.170.6. The referee shall (a) be requested to set the matter for hearing within sixty (60) days after the date of selection of the referee, and (b) try any and all issues of law or fact and report a statement of decision upon them, if possible, within ninety (90) days of the Claim Date. Any decision rendered by the referee will be final, binding and conclusive and judgment shall be entered pursuant to CCPss.644 in any court in the State of California having jurisdiction. Any party may apply for a reference proceeding at any time after thirty (30) days following notice to any other party of the nature of the controversy, dispute or claim, by filing a petition for a hearing and/or trial. All discovery permitted by this Agreement shall be completed no later than fifteen
         (15) days before the first hearing date established by the referee. The referee may extend such period in the event of a party's refusal to provide requested discovery or unavailability of a witness due to absence or illness. No party shall be entitled to "priority" in conducting discovery. Depositions may be taken by either party upon seven (7) days written notice, and request for production or inspection of documents which cannot be resolved by the parties shall be submitted to the referee as provided herein. The Superior Court is empowered to issue temporary and/or provisional remedies, as appropriate.

                  (ii) Except as expressly set forth in this Agreement, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of all hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter except that when any party so requests, a court reporter will be used at any hearing conducted before the referee. The party making such a request shall have the obligation to arrange for and pay for the court reporter. The costs of the court reporter at the trial shall be borne equally by the parties.

                  (iii) The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California, without regard to principles of conflicts of law. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, to provide all temporary and/or provisional remedies and to enter equitable orders that will be binding upon the parties. The referee shall issue a single judgment at the close of the reference proceeding, which shall dispose of all of the claims of the parties that are the subject of the reference. The parties hereto expressly reserve the right to contest or appeal from the final judgment or any appealable order or appealable judgment entered by the referee. The parties hereto expressly reserve the right to findings of fact, conclusions of laws, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

                  (iv) In the event that the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by the reference procedure herein described will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge of the Court, in accordance with the California Arbitration Act, ss. 1280 through ss. 1294.2 of the CCP as amended from time to time. The limitations with respect to discovery as set forth hereinabove shall apply to any such arbitration proceeding.

         IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first written above.

                                        IMATEC LTD.


                                        By:
                                               ---------------------------------
                                        Name:
                                               ---------------------------------
                                        Title:
                                               ---------------------------------


                                        SEQUEL ACQUISITION CORPORATION


                                        By:
                                               ---------------------------------
                                        Name:
                                               ---------------------------------
                                        Title:
                                               ---------------------------------


                                        IMPERIAL BANK


                                        By:
                                               ---------------------------------
                                        Name:
                                               ---------------------------------
                                        Title:
                                               ---------------------------------


                                        SEQUEL TECHNOLOGY CORPORATION


                                        By:
                                               ---------------------------------
                                        Name:
                                               ---------------------------------
                                        Title:
                                               ---------------------------------

                                 Schedule 6(i)
          Patents, Trademarks, Et Cetera Assigned to Dr. Hanoch Shalit
          ------------------------------------------------------------

1. Photographic Video Recording Processor and Method, Hanoch Shalit, European Patent No. EP 0,737,000 (Application No. 96110861.1). Issued: May 21, 1999.

2. Sunlight Illuminator For Interior Lighting Using Flexible Light Conductor, Hanoch Shalit, US Patent Application No. 09/241,001. Applied February 1, 199 . Allowed: May 9, 2000.

3. Motion Picture Film Production Method and System, Hanoch Shalit, US Patent Application No. 09/221890. Applied: December 28, 1998.

4. Photographic Video Recording Processor and Method, Hanoch Shalit, Japanese Patent Application Number 2-511276, January 27, 1997.

5. Photographic Video Recording Processor and Method (for Medical Imaging), Hanoch Shalit, European Patent No. EP 0,489,758, issued January 27, 1997.

6. Method and System For Improved Tone and Color Reproduction of Electronic Hanoch Shalit, US Patent No. 5,345,315, issued: September 6, 1994.

7. Method and System in video Image Reproduction (for Television & Color), Hanoch Shalit, US Patent No. 5,115,229 issued: May 19,1992.

8. Method and System in Video Image Hard Copy Reproduction (for Medical Imaging), Hanoch Shalit, US Patent No. 4,939,581, issued: July 3, 1990.

9. Sunlight Illuminator for Interior Lighting Using Flexible Light Conductor, Notice of Allowance and Issue Fee Date, dated May 9, 2000.